UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 27, 2010

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Executive Officer Compensation – Reversal of Pay Reduction

On January 27, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Cypress Semiconductor Corporation ended the pay reduction program with respect to Cypress’ executive officers commencing in the first quarter of 2010.

Commencing in the fourth quarter of 2009, for all employees except its executive officers, Cypress had reversed the world-wide pay reduction which was implemented in the second fiscal quarter of 2009. In connection with the pay reduction, executive officers had their base salary reduced by between 9% and 11%. Management recommended and the Committee had agreed to continue the pay reduction for all executive officers until Cypress achieved certain specified percentage of profit before tax. The Committee determined that Cypress achieved and exceeded the target percentage profit before tax in the fourth fiscal quarter of 2009, and has therefore, reversed the pay reduction for Cypress’ executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: January 29, 2010	By:	/s/ BRAD W. BUSS
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration